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                                                                     EXHIBIT 8.2

                  [TESTA, HURWITZ & THIBEAULT, LLP LETTERHEAD]

                                  May 14, 1999


GeoTel Communications Corporation
900 Chelmsford Street
Tower II, Floor 12
Lowell, MA 01851

Ladies and Gentlemen:

     We have acted as counsel for GeoTel Communications Corporation, a Delaware corporation ("Company"), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization dated as of April 12, 1999 (the "Agreement") by and among Company, Cisco Systems Inc., a California corporation ("Parent"), and Geronimo Merger Corp., a Delaware corporation wholly-owned by Parent ("Merger Sub"). Pursuant to the Agreement, Merger Sub will merge with and into Company (the "Merger"), and Company will become a wholly-owned subsidiary of Parent. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement.

     You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and are relying upon (without any independent investigation or examination thereof) the truth and accuracy, at all relevant times, of the facts, statements, descriptions, covenants, representations and warranties set forth in the Registration Statement on Form S-4 filed by Parent with the Securities and Exchange Commission (which contains a proxy statement/prospectus) (the "Registration Statement"), the Agreement (including exhibits), representations by Company, Parent and Merger Sub respectively (the "Corporate Representations") and such other documents pertaining to the Merger as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have also assumed and are relying upon (without any independent investigation or examination thereof) the following:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

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GeoTel Communications Corporation
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May 14, 1999


     2. Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge" of any person or party or similarly qualified is correct without such qualification;

     3. All facts, statements, descriptions, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the aforementioned Corporate Representations) are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such positions; and

     4. The Merger will be consummated in accordance with the terms of the Agreement and without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

     Based upon our examination of the foregoing items and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that, under current law, the statements regarding United States federal income tax considerations set forth under the heading "THE MERGER AND RELATED TRANSACTIONS - Certain Federal Income Tax Considerations" in the Registration Statement, insofar as they constitute statements of law or legal conclusions, although general in nature, are correct in all material respects. The United States federal income tax consequences of the Merger to a holder of Company common stock will, however, depend upon that holder's particular situation and we express no opinion as to the completeness of the discussion set forth in "THE MERGER AND RELATED TRANSACTIONS - Certain Federal Income Tax Considerations" as applied to any particular holder.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws including the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion addresses only the matters set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     No opinion is expressed as to any transaction other than the Merger as described in the Agreement (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement, and without waiver or breach of any material provision thereof or if any of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we relied (including, without limitation,
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GeoTel Communications Corporation
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May 14, 1999

the aforementioned Corporate Representations) are not true and accurate at all relevant times. In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

      This opinion has been delivered to you for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the heading "THE MERGER AND RELATED TRANSACTIONS -- Certain Federal Income Tax Considerations" in the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP
                                          --------------------------------------
                                          TESTA, HURWITZ & THIBEAULT, LLP